UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2007

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300, The Woodlands, TX 77381
(Address of principal executive offices and Zip Code)

281-362-2787
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2007, our company entered into an agreement (the "Agreement") with Arkanova Acquisition Corp., our wholly-owned subsidiary ("Acquisition Corp."), and David Griffin ("Griffin"). Prior to our entry into the Agreement, Griffin entered into an Option Agreement (the "Option Agreement") with Arkanova Energy, Inc., a former private Delaware corporation, whereby Griffin granted an option (the "Option") to Arkanova Energy, Inc. to acquire oil and gas leases of Griffin's mineral interests underlying an aggregate area of 14,172.61 net mineral acres in Deshea County, Arkansas. To exercise the Option, Arkanova Energy, Inc. was required to pay a cash fee of $275 per net mineral acre for total consideration of $3,897,467.75 (the "Option Payment") within the dates as set out in the Option Agreement. On March 1, 2007, Arkanova Energy, Inc. merged with and into Acquisition Corp. with Acquisition Corp. carrying on as the surviving corporation. By operation of law, and as of March 1, 2007, the rights and liabilities under the Option Agreement were deemed vested in Acquisition Corp. Pursuant to the terms of the Agreement, and upon notification of the exercise of the Option by Acquisition Corp., and upon the election of our company to pay the Option Payment in stock as provided in the Agreement, we agreed to issue to Griffin, and Griffin agreed to accept from our company, 3,117,974 shares of common stock at a price of $1.25 per share in full and final settlement of the Option Payment.

On May 21, 2007, our company entered into an additional agreement (the "Second Agreement") with Acquisition Corp. and Griffin. Prior to the entry into the Second Agreement, Griffin entered into an Oil and Gas Lease Acquisition and Development Agreement dated July 24, 2006 (the "Development Agreement") with Arkanova Energy, Inc. whereby Griffin agreed to deliver leases of 100% of the mineral rights in approximately 50,000 acres located in Phillips and Monroe Counties, Arkansas (the "Leases") to Arkanova Energy, Inc. As of May 21, 2007, Arkanova Energy, Inc. had paid a total of $8,498,205 for the Leases. On March 1, 2007, Arkanova Energy, Inc. merged with and into Acquisition Corp. with Acquisition Corp. carrying on as the surviving corporation. By operation of law, and as of March 1, 2007, the rights and liabilities under the Development Agreement were deemed vested in Acquisition Corp. Pursuant to the terms of the Second Agreement, and following the payment by Acquisition Corp. to Griffin of a sum of $1,000,000 on account of monies due to Griffin and his affiliates and related parties, Griffin agreed to accept, at the election of our company, shares of common stock in the capital of our company at a price of $1.25 per share in full and final settlement of any further payments due from Acquisition Corp. from the Leases. The Second Agreement expressly excludes the acquisition of minerals interests under the Area of Mutual Interest as defined in the Development Agreement and only applies to mineral rights owned by Griffin as of May 21, 2007.

Item 9.01 Financial Statements and Exhibits.

10.1	Agreement dated May 21, 2007 among our company, Arkanova Acquisition Corp. and David Griffin.

10.2	Agreement dated May 21, 2007 among our company, Arkanova Acquisition Corp. and David Griffin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Pierre Mulacek
Pierre Mulacek
Chief Executive Officer

Date:    May 23, 2007